EXHIBIT 6.2

                           CARSON CAPITAL CORPORATION
                                      1992
                     INCENTIVE STOCK OPTION PLAN, AS AMENDED


1. Purpose of this Plan.

This Incentive Stock Option Plan (the "Plan") is intended as an employment incentive, to aid in attracting and retaining in the employ of CARSON CAPITAL CORPORATION (the "Company"), a Colorado corporation, and every successor and any Parent or Subsidiary of the Company (within the meaning of Section 424 the Internal Revenue Code of 1986, as amended), persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company. It is further intended that stock options issued pursuant to this Plan (the "Options") shall constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Administration of this Plan.

The Company's Board of Directors ("Board") may appoint and maintain as administrator of this Plan the Compensation Committee (the "Committee") of the Board which shall consist of at least three members of the Board. Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Plan participants, to determine the provisions and terms of respective Options (which need not be identical as to number of shares covered by any Option, the method of exercise as related to exercise in whole or in installments, or otherwise), including the Option price, and to interpret the provisions and supervise the administration of this Plan. The Committee may in its discretion provide that certain Options not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to this Plan or the Code.

A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to this Plan's provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. If at any time the Board shall consist of seven or more members, then the Board may amend this Plan to provide that the Committee shall consist only of Board members who shall not have been eligible to participate in this Plan (or similar stock or stock option plan) of the Company or its affiliates at any time within one year prior to appointment to the Committee.

All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the holders of a majority of the Company's outstanding shares on or before the expiration of twelve months from the date of adoption of this Plan by the Board, and if such approval is not obtained, all Options previously granted shall be void. Each Option shall be evidenced by a written agreement containing terms and conditions established by the Committee consistent with the terms of this Plan.

3. Designation of Participants.

The persons eligible for participation in this Plan as recipients of Options shall include only officers and key employees (as determined by the Committee), whether full-time or part-time, of the Company or of any Parent or Subsidiary of the Company. The Committee shall have full power to designate, from among eligible individuals, the persons to whom Options may be granted. The directors of the Company shall not be eligible to participate in this Plan as directors, but directors otherwise qualified shall be eligible to participate. An employee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine. The aggregate fair market value (determined in accordance with Paragraph 5 below) of the shares of Common Stock with respect to which Options are exercisable for the first time by an Optionee during any calendar year (under this Plan and all similar plans of the Company and any Parent, Subsidiary or Predecessor of the Company) shall not exceed $100,000, or such higher amount as may subsequently be permitted by the Code, as it may from time to time be amended. The granting of an Option shall not be construed as a contract of employment or as entitling the recipient thereof to any rights of continued employment.

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4. Stock Reserved for this Plan.

Subject to adjustment as provided in Paragraph 9 below, a total of 250,000 shares of Common Stock, $.00001 par value per share ("Stock"), of the Company shall be subject to this Plan. The Stock subject to this Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or any Parent or Subsidiary of the Company, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any Option expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such Option may again be subjected to an Option under this Plan.

5. Option Price.

(a) The purchase price of each share of Stock placed under Option shall not be less than one hundred percent (100%) of the fair market value of such share on the date the Option is granted.

(b) Clause (a) above notwithstanding, if the Optionee owns directly or indirectly Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company on the date of grant, the purchase price of each share placed under Option shall instead be one hundred ten percent (110%) of the fair market value, and the Option granted to such person shall not be exercisable after the expiration of five years from the date it is granted. For purposes of this clause (b), a person shall be considered as indirectly owning Stock standing in the name of the person's brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and any Stock standing in the name of any corporation, partnership, trust or estate shall be considered as being directly owned by its shareholders, partners or beneficiaries in the proportions that their interests therein appear; provided, that this sentence does not exclude all other possible forms of indirect or beneficial ownership of Stock by any Optionee.

(c) The fair market value of a share on a particular date shall be deemed to be the average of either (i) the highest and lowest prices at which the shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a "last sale reported" system, such as NASDAQ, for over the counter securities, or (iii) the high bid and high asked price for other over-the-counter securities. If no transactions in the Stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available. If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee shall use its discretion in selecting a good faith value believed to represent fair market value.

(d) The cash proceeds from the sale of Stock upon Option exercise will be added to the general funds of the Company.

6. Option Period.

 (a) The Option period shall be a term of not more than ten (10) years (or five years, if granted to a person described in Paragraph 5(b) above) from the date of granting of each Option and shall automatically terminate:

(i) Upon termination of the Optionee's employment with the Company for cause;

(ii) At the expiration of twelve (12) months from the date of termination of the Optionee's employment with the Company for any reason other than death, without cause; provided, that if the Optionee dies within such nine-month period, subclause (iii) below shall apply; or

(iii) At the expiration of fifteen (15) months after the date of death of the Optionee.

(b) "Employment with the Company" as used in this Plan shall include employment with any Parent or Subsidiary of the Company, and Options granted under this Plan shall not be affected by an employee's transfer of employment among the Company and any Parent or Subsidiary thereof. An Optionee's employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave or sick leave.

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7. Exercise of Options.

 (a) The Committee, in granting Options, shall have discretion to determine the terms upon which Options shall be exercisable, subject to applicable provisions of this Plan. Once available for purchase, unpurchased shares of Stock shall remain subject to purchase until the Option expires or terminates in accordance with Paragraph 6 above. Unless otherwise provided in the Option, an Option may be exercised in whole or in part, one or more times, but no Option may be exercised for a fractional share of Stock.

(b) Options may be exercised solely by the Optionee during his lifetime, or after his death (with respect to the number of shares which the Optionee could have purchased at the time of death) by the person or persons entitled thereto under the decedent's will or the laws of descent and distribution.

(c) The purchase price of the shares of Stock as to which an Option is exercised shall be paid in full at the time of exercise and no shares of Stock shall be issued until full payment is made therefor. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order,
(ii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock"), in a number equal to the number of shares of Stock being purchased upon exercise of the Option or (iii) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the shares of Stock being purchased under the Option, or a combination of cash, Delivered Stock or other corporate shares. An Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any shares of Stock purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to him or her.

8. Assignability.

No Option shall be assignable or otherwise transferable (by the Optionee or otherwise) except by will or the laws of descent and distribution. No Option shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

9. Reorganizations and Recapitalizations of the Company.

 (a) The existence of this Plan and Options granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) The shares of Stock with respect to which Options may be granted hereunder are shares of the Common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the shares of the Stock which are subject to Options granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which Options granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and
(ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

(c) If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the shares of Stock subject to the unexercised portions of outstanding Options an appropriate


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number  of  shares  of each  class  of  stock or  other  securities  which  were distributed to the shareholders of the Company in respect of such shares of Stock in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that all such Options may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each Optionee or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding Options for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

(d) Except as expressly provided above, the Company's issuance of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into shares of Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options granted hereunder or the purchase price of such shares.

10. Purchase for Investment.

Unless the shares of Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under this Plan may be required by the Company to give a representation in writing that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof

11. Effective Date and Expiration of this Plan.

This Plan shall be effective as of May 29,1992, the date of its adoption by the Board, subject to the approval of the Company's shareholders within one (1) year after such date. No Option shall be granted pursuant to this Plan after the expiration of ten years (or five years, in the case of a Significant Shareholder) from the effective date of this Plan. Options outstanding upon the expiration of this Plan shall remain in effect until they have expired or been exercised.

12. Amendments or Termination.

The Board may amend, alter or discontinue this Plan at any time in such respects as it shall deem advisable in order that the Options shall qualify as "incentive stock options" under Section 422 of the Code or any successor legislation, or to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt this Plan or any Options granted thereunder from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other respect not inconsistent with Section 422 of the Code or Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted, without his consent (unless made solely to conform such Option to, and necessary because of, changes in the foregoing laws, rules or regulations), and except that no amendment or alteration shall be made without the approval of shareholders which would:

(a) Increase the total number of shares reserved for the purposes of this Plan or decrease the Option price provided for in Paragraph 5 (except as provided in Paragraph 9), or change the class of employees eligible to participate in this Plan as provided in Paragraph 3; or

(b) Extend the Option period provided for in Paragraph 6; or

(c) Materially  increase the benefits accruing to participants  under this Plan;
or

(d) Materially modify the requirements as to eligibility for participation in this Plan; or

(e) Extend the expiration date of this Plan as set forth in Paragraph 11.

13. Government Regulations.

This Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Stock under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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14. Notification by Certain Optionees.

Any Optionee who sells shares of Stock received upon exercise of an Option shall notify the Company of such fact in writing within 30 days after the date of sale, if

(a) At the time the shares of Stock were sold, less than (i) one (1) year had elapsed since the date the shares were issued to the Optionee, or (ii) two (2) years had elapsed since the date of grant of the applicable Option; or

(b) the Optionee was not an employee of the Company (or of a Parent or Subsidiary thereof) at all times during the period beginning on the date the applicable Option was granted and ending on the date three (3) months prior to the date such Option was exercised.

The Committee may take appropriate steps to require compliance by Optionees with this requirement.

15. Liability.

No member of the Board of Directors, the Committee or officers or employees of the Company or any Subsidiary or Parent shall be personally liable for any action, omission or determination made in good faith in connection with this Plan.

16. Options in Substitution for Other Options.

The Committee may, in its sole discretion, at any time during the term of this Plan, grant new options to an employee under this Plan or any other stock option plan of the Company on the condition that such employee shall surrender for cancellation one or more outstanding options which represent the right to purchase (after giving effect to any previous partial exercise thereof) a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder, determined by the Committee. If the Committee shall have so determined to grant such new options on such a conditional basis ("New Conditional Options"), no such New Conditional Option shall become exercisable in the absence of such employee's consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under this Plan as newly granted options. Options may be granted under this Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become key employees of the Company or an Affiliated Corporation as a result of a merger or consolidation of the employing corporation with the Company or an Affiliated Corporation, or the acquisition by the Company or an Affiliated Corporation of the assets of the employing corporation, or the acquisition by the Company or an Affiliated Corporation of stock of the employing corporation as the result of which it becomes an Affiliated Corporation. For purposes of this Plan, "Affiliated Corporation" means any Subsidiary or Parent of the Company.

CARSON CAPITAL CORPORATION

/s/ JOHN D. BRASHER, JR.
By President

ATTEST:

/s/ LISA K. BRASHER
By Secretary

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